October 22, 1997



Augment Systems, Inc.
2 Robbins Road
Westford, MA 01886-4113

Attention:        Duane Mayo
                  Chief Financial Officer

Gentlemen:

         This letter agreement (the "Agreement") confirms our understanding that Augment Systems, Inc. (which together with its subsidiaries and affiliates is hereinafter referred to as the "Company") has engaged Oscar Gruss & Son Incorporated ("Gruss") to act as exclusive agent to the Company for a period of six months commencing upon your acceptance of this Agreement in connection with a private placement of between $5 and $10 million of securities (the "Securities") (the "Proposed Financing") on a reasonable best efforts basis on terms satisfactory to the Company.

         Our services to the Company will include: (i) assistance in the preparation of the Company's Offering Materials described below; (ii) assistance in structuring the Proposed Financing and its terms; (iii) identifying and contacting selected qualified purchasers (the "Purchasers") of the Proposed Financing and furnishing them, on behalf of the Company, with copies of the Offering Materials; and (iv) negotiating under your guidance the financial aspects of the Proposed Financing. Gruss' undertaking is subject to our continued satisfaction with the results of our ongoing review of the Company's business and affairs.

         As compensation for the services to be provided by Gruss hereunder, the Company agrees to pay to Gruss (i) a cash fee equal to 10% of the gross proceeds of the Proposed Financing (the "Success Fee"), (ii) a retainer fee of $10,000 upon the execution of this Agreement and $30,000 upon the receipt of interim funding, such fee to be credited against the Success Fee, and (iii) warrants to purchase a number of shares of common stock equal to 10% of the number of shares sold (or 10% of the number of underlying common shares in the case of a convertible security) in the Proposed Financing, which warrants shall be exercisable for a period of four years from the date of the Proposed Financing at a price per share equal to 165% of the price of the shares sold in the Proposed Financing, and shall contain typical provisions concerning demand and piggyback registration rights. Said warrants shall be payable upon the execution of commitment letters or purchase agreements between the Company and the Purchasers, and shall be paid at the closing (the "Closing") of the Proposed Financing. In addition, the Company shall pay to Gruss an expense allowance on a non-accountable basis equal to 3% of the gross proceeds of the Proposed Financing. In the event the Proposed Financing is not consummated, then the Company shall promptly reimburse Gruss for all out-of-pocket expenses (e.g., telephone, telecopier, facsimile, messenger,








Augment Systems, Inc.
October 22, 1997
Page 2

copying, mail and courier expenses) and for all travel and other reasonable expenses incurred by it or its employees or agents in connection with services rendered hereunder, including expenses incurred by counsel. In the event that up to $1 million of the Proposed Financing is placed with an investor identified by the Company, then the cash fee described in (i) above shall be reduced to 5%, but all other terms of compensation shall remain the same.

         The Company acknowledges and agrees that Gruss has been retained solely to provide the advice or services set forth in this Agreement. Gruss shall act as an independent contractor, and any duties of Gruss arising out of its engagement hereunder shall be owed solely to the Company. As Gruss will be acting on your behalf in such capacity, it is our firm practice to be indemnified in connection with engagements of this type and the Company agrees to the indemnification and other obligations as set forth in Schedule I hereto, which Schedule is an integral part hereof.

         It shall be the Company's obligation to bear all of its expenses in connection with the Proposed Financing, including, but not limited to, the following: filing fees, legal, business and environmental investigatory matters and expenses, printing costs, postage and mailing expenses with respect to the transmission of the Offering Materials, registrar and transfer agent fees, issuer's and placement agent's counsel) and accounting fees, issue and transfer taxes, if any, and Blue Sky counsel fees and expenses. It is agreed that Gruss' outside counsel shall perform the required Blue Sky legal services. In this connection, Blue Sky applications shall be made in such states and jurisdictions as shall be requested by Gruss.

         Please note that Gruss is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of our trading and brokerage activities, Gruss or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its or their accounts or on the accounts of customers, in equity securities of the Company or other entities that may be involved in the Proposed Financing. We recognize our responsibility for compliance with Federal laws in connection with any such activities.

         The Company will prepare and furnish Gruss with a private placement memorandum (which, together with the appendices and exhibits thereto and any amendments or supplements thereto, is herein referred to as the "Offering Materials") relating to the Proposed Financing. The Company authorizes Gruss to transmit the Offering Materials to prospective Purchasers of the Proposed Financing, and represents and warrants that the Offering Materials, at all times through the Closing, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company will not, without first obtaining Gruss' approval, contact or solicit potential financing sources with respect to the Proposed Financing and all inquiries and offers received by the Company with respect thereto shall be referred to Gruss. The Company will also cause to be furnished to Gruss at the Closing copies (addressed to Gruss if requested) of such agreements, opinions, certificates and other documents delivered at the Closing as Gruss may reasonably request including, without limitation, an opinion of Company counsel to the effect that the placement of the Securities was exempt from registration under the Securities Act.







Augment Systems, Inc.
October 22, 1997
Page 3

          The Company will also make available to Gruss all financial and other information concerning its business and operations and the Proposed Financing which Gruss reasonably requests and will provide access to the Company's officers, directors, employees, independent accountants and legal counsel. Gruss shall be entitled to rely without investigation upon all information that is available from public sources as well as all other information supplied to it by or on behalf of the Company or its other advisors and shall not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the same or to conduct any appraisal of assets. To the extent consistent with legal requirements and except as otherwise set forth in the Offering
Materials, all information given to Gruss by the Company, unless publicly available or otherwise available to Gruss without restriction or breach of any confidentiality agreement ("Confidential Information"), will be held by Gruss in confidence and will not be disclosed to anyone other than Gruss' agents and advisors without the Company's prior approval or used for any purpose other than those referred to in this Agreement; provided that nothing herein shall, in itself, prevent Gruss from engaging in future transactions involving companies in a similar industry to the Company or, provided no Confidential Information is directly used in connection with such engagement, be deemed to violate any of the terms hereof.

         Any advice, written or oral, provided by Gruss pursuant to this Agreement will be treated by the Company as confidential, will be solely for the information and assistance of the Company in connection with the Proposed Financing and may not be quoted, nor will any such advice or the name of Gruss be referred to, in any report, document, release or other communication, whether written (including, without limitation, the Offering Materials) or oral, prepared, issued or transmitted by the Company or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, Gruss' prior written consent.

         The Company has not taken, and will not take, any action, directly or indirectly, so as to cause the transactions contemplated by this Agreement to fail to be entitled to exemption under Section 4(2) of the Securities Act of 1933, as amended.

         During the term of Gruss' engagement hereunder, Gruss shall have the exclusive right (but not the obligation) (i) to act as managing underwriter in the event that the Company determines to make a public offering of any of its securities and (ii) if the Company determines to engage a financial or other investment banking advisor in connection with any acquisition or disposition of any subsidiary, assets or securities, to act as such exclusive financial or investment banking advisor. In either of such events, the Company and Gruss will enter into a customary underwriting agreement or engagement letter, as applicable, containing customary terms and conditions and in form and substance acceptable to Gruss and its counsel.

         Upon completion of the Proposed Financing, the Company grants Gruss the right of first refusal through December 31, 1998 to provide or arrange for any future financings including the role of lead manager for any public offering of the Company, placement agent for any private placement of the Company, and investment banking advisor in any merger and acquisition transaction. During the 12 month period ending December 31, 1999 Gruss shall have the same rights, except that in the event of a public offering of securities of the Company, then Gruss shall have the right of first refusal to act as co-manager, and its compensation as co-manager shall not be less that 40% of the total compensation payable to the managing underwriters of such public offering. Gruss will have








Augment Systems, Inc.
October 22, 1997
Page 4

such exclusive right until Gruss has stated to the Company in writing that Gruss will not provide or arrange for any such financing or services. If Gruss provides any such additional services, the Company and Gruss will enter into a separate agreement to be mutually agreed upon, including provision of additional fees.

         This Agreement may be terminated by either the Company or Gruss at any time upon receipt of written notice to that effect by the other party. Upon the expiration or termination of this Agreement, Gruss will be entitled to prompt reimbursement of all its out-of-pocket expenses as described above. If at any time prior to 6 months after the termination or expiration of this Agreement the Company consummates a financing, including the Proposed Financing, with any party, Gruss will be entitled to 50% of the compensation described in the third paragraph of this Agreement.If at any time prior to 18 months after the termination or expiration of this Agreement, the Company consummates a financing transaction, including the Proposed Financing, with any party contacted regarding the Proposed Financing during the term of our engagement, Gruss will be entitled to payment in full of the compensation described in the third paragraph of this Agreement. In the event that the Proposed Financing is completed pursuant to this Agreement, then the preceeding two sentences are void. Promptly following any termination or expiration of this Agreement, Gruss will provide the Company with written notice of the parties contacted by Gruss regarding the Proposed Financing during the term of our engagement. The Company further agrees that it will not enter into any financing transaction described in this paragraph unless, prior to or simultaneously with such transaction, adequate provision is made with respect to the payment of all amounts payable to Gruss hereunder. The indemnity and other provisions contained in Schedule I will also remain operative and in full force and effect regardless of any expiration or termination of this Agreement.

         This Agreement shall not give rise to any express or implied commitment by Gruss to purchase or place any securities of the Company.

         This Agreement including Schedule I hereto incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. This Agreement shall be binding upon and inure to the benefit of the Company, Gruss, each Indemnified Person (as defined in Schedule I hereto) and their respective successors and assigns.






Augment Systems, Inc.
October 22, 1997
Page 5

         After reviewing this Agreement, please confirm that the foregoing is in accordance with your understanding by signing and returning the duplicate of this letter attached hereto, whereupon it shall be our binding Agreement.

                                                Very truly yours,

                                                Oscar Gruss & Son Incorporated


                                                By:  /s/ Stephen McGrath
                                                     ------------------------
                                                     Stephen McGrath
                                                     Managing Director


Accepted and agreed to
this 22nd day of October, 1997.


By:  /s/ Duane Mayo
     ----------------------------
     Duane Mayo
     Chief Financial Officer
     Augment Systems, Inc.







                                   SCHEDULE I

         This Schedule I is a part of and is incorporated into that certain Agreement (together, the "Agreement") dated October 22, 1997 by and between Augment Systems, Inc. (the "Company"); and Oscar Gruss & Son Incorporated ("Gruss ").

         The Company will indemnify and hold harmless Gruss, its affiliates, and the respective directors, officers, agents and employees of Gruss and its affiliates (Gruss and each such entity or person, an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively "Liabilities"), and will reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation (collectively, "Actions"), (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials (including any amendments thereof and supplements thereto) or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Offering
Materials) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided that, in the case of clause (ii) only, the Company will not be responsible for any Liabilities or Expenses of any Indemnified Person that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from such Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement (including, without limitation, its rights under this Schedule
I).

         Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company shall, if requested by Gruss, assume the defense of any such Action including the employment of counsel reasonably satisfactory to Gruss. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company will not, without prior written consent of Gruss , settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such

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settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action.

         In the event that the foregoing indemnity is judicially determined to be unavailable to an Indemnified Person (other than in accordance with the terms hereof), the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company and its shareholders, on the one hand, and to Gruss, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by the applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and Gruss, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by Gruss pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company and its shareholders, on the one hand, and to Gruss, on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company or the Company's shareholders, as the case may be, in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid or to be paid to Gruss under this Agreement.

         The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted primarily from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

         If any term,  provision,  covenant  or  restriction  contained  in this
Schedule I is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.

Accepted and agreed to
this 22nd day of October, 1997.


By:     /s/ Duane Mayo
        -----------------------
        Duane Mayo
        Chief Financial Officer
        Augment Systems, Inc.


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